     As filed with the Securities and Exchange Commission on July 29, 1996

                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PAGEMART WIRELESS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                      75-2575229
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

 6688 N. Central Expressway, Suite 800
              Dallas, Texas                               75206
 (Address of principal executive offices)               (zip code)


              PAGEMART WIRELESS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             Todd A. Bergwall, Esq.
                        Corporate Counsel and Secretary
                     6688 N. Central Expressway, Suite 800
                              Dallas, Texas  75206
                    (Name and address of agent for service)

                                 (214) 750-5809
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                         Robert E. Crawford, Jr., Esq.
                        Winstead Sechrest & Minick P.C.
                    1201 Elm Street, 5400 Renaissance Tower
                              Dallas, Texas  75270

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------
                                                            Proposed           Proposed
             Title of                     Amount             Maximum           Maximum           Amount of
            Securities                    to be          Offering Price       Aggregate        Registration
         to be Registered               Registered        Per Share(1)    Offering Price(1)       Fee(2)
- -----------------------------------------------------------------------------------------------------------
Class A Convertible Common Stock,
$0.0001 par value per share             500,000 shares       $10.375          $5,187,500         $1,788.81
- -----------------------------------------------------------------------------------------------------------


(1)      Estimated solely for the purpose of calculating the registration fee.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices of the Class A Convertible Common Stock (the "Common Stock") of the Registrant on the NASDAQ National Market System on July 24, 1996.

                                    PART I.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

- ---------------

* Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the reports and prospectus listed below (which include all reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995.

                       Reports Incorporated by Reference

         (a) The prospectus dated June 13, 1996, filed with the Commission by the Registrant on June 14, 1996 pursuant to Rule 424(b) under the Securities Act in connection with the registration of 6,000,000 shares of Common Stock pursuant to that certain registration statement on Form S-1 under the Securities Act (Registration No. 333-03012);

         (b) The Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 1995;

         (c) The Registrant's Quarterly Report on Form 10-Q, for the fiscal quarter ended March 31, 1996; and

         (d) The description of the Common Stock contained in the Registrant's registration statement on Form 8-A under the Exchange Act (Registration No. 0-28196) filed by the Registrant with the Commission, including any amendments or reports filed for the purpose of updating such description, which was declared effective on June 13, 1996.

         In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware permits the Registrant, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or is or was serving as such with respect to another corporation or entity at the request of the Registrant.
Article IX, Section B of the Registrant's Restated Certificate of Incorporation provides for full indemnification of its officers, directors, employees and agents to the extent permitted by Section 145.

     The Registrant provides insurance from commercial carriers against certain liabilities incurred by the directors and officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are furnished pursuant to Item 601 of Regulation
S-K:

Exhibit Number and Description

(4) Instruments defining the rights of securityholders, including debentures

     4.1    PageMart Wireless, Inc. Employee Stock
            Purchase Plan

(5)  Opinion regarding legality

      5.1   Opinion of Winstead
            Sechrest & Minick P.C.

(23)        Consents of experts and counsel

     23.1   Consent of Arthur Andersen LLP

     23.2   Consent of Winstead
            Sechrest & Minick P.C.
            (included in Exhibit 5.1)

(24) Power of attorney

     24.1   Power of Attorney
            (included on Page II-5)

ITEM 9.  UNDERTAKINGS.

(a)      The Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 26, 1996.

                                        PAGEMART WIRELESS, INC.


                                        By: /s/ JOHN D. BELETIC
                                           -------------------------------------
                                           John D. Beletic, Chairman,
                                           President and Chief
                                           Executive Officer



                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints John D. Beletic and G. Clay Myers, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file any and all documents relating to this Registration Statement, including any and all amendments, post-effective amendments, abbreviated registration statements pursuant to Rule 462 under the Securities Act, exhibits and supplements thereto, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

 Signature and Title                                         Date
 -------------------                                         ----


  /s/ JOHN D. BELETIC                                    July 26, 1996
 -------------------------------------
 John D. Beletic
 Chairman, President, and
 Chief Executive Officer
 (Principal Executive Officer)



  /s/ G. CLAY MYERS                                      July 26, 1996
 -------------------------------------
 G. Clay Myers
 Vice President, Finance,
 Chief Financial Officer and Treasurer
 (Principal Financial and Accounting
 Officer)



  /s/ FRANK V. SICA                                      July 26, 1996
 -------------------------------------
 Frank V. Sica
 Director




  /s/ GUY L. DE CHAZAL                                   July 26, 1996
 -------------------------------------
 Guy L. de Chazal
 Director



  /s/ ARTHUR PATTERSON                                   July 26, 1996
 -------------------------------------
 Arthur Patterson
 Director


                                                         July ___, 1996
 -------------------------------------
 Andrew C. Cooper
 Director




                                                         July ___, 1996
 -------------------------------------
 Roger D. Linquist
 Director



   /s/ LEIGH J. ABRAMSON                                 July 26, 1996
 -------------------------------------
 Leigh J. Abramson
 Director




   /s/ ALEJANDRO PEREZ ELIZONDO                          July 26, 1996
 -------------------------------------
 Alejandro Perez Elizondo
 Director




   /s/ PAMELA D. A. REEVE                                July 26, 1996
 -------------------------------------
 Pamela D. A. Reeve
 Director

                               INDEX TO EXHIBITS




Exhibit Number and Description

(4) Instruments defining the rights of securityholders, including debentures

     4.1    PageMart Wireless, Inc. Employee Stock
            Purchase Plan

(5)  Opinion regarding legality

      5.1   Opinion of Winstead
            Sechrest & Minick P.C.

(23) Consents of experts and counsel

     23.1   Consent of Arthur Andersen LLP

     23.2   Consent of Winstead
            Sechrest & Minick P.C.
            (included in Exhibit 5.1)

(24) Power of attorney

     24.1   Power of Attorney
            (included on Page II-5)